Exhibit 23.1 - CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.: 333-31000) of Promotions.com, Inc. (formerly Webstakes.com, Inc.) of our report dated January 28, 2000 relating to the financial statements and financial statement schedules , which appear in this Form 10-K.

                                                      PricewaterhouseCoopers LLP

New York, New York
March 29,  2000